UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2005

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-58246	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective April 19, 2005, Richard A. Anderson has been appointed Chief Administrative Officer of the company. Mr. Anderson, age 35, has served as a Director of the company since 2003. From 1999 until March 2005, he served as a Director and Chief Financial Officer of bio-technology company Clearant, Inc., where he remains a Director. From 1999 through December 2001, Mr. Anderson served as the Chief Financial Officer of Intellect Capital Group. From 1991 to 1999, he was with PricewaterhouseCoopers, LLP, most recently a Director and founding member of its Los Angeles Office Transaction Support Group, where he was involved in operational and financial due diligence, valuations and structuring for high technology companies. Mr. Anderson received a B.A. in Business Economics from University of California, Santa Barbara.

The company has entered into a four-year employment agreement with Mr. Anderson, which provides for an annual base salary of $266,800, with annual bonuses targeted at 50% of his base salary based on achieving certain milestones. His compensation will be adjusted each year by an amount not less than the CPI. He will receive executive benefits including group medical and dental insurance, term life insurance, accidental death and long-term disability insurance. Subject to board approval, Mr. Anderson will be granted options to purchase 255,000 shares of our common stock, vesting 20% each year over five years. The options will vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event that Mr. Anderson is terminated without good cause or resigns with good reason prior to the end of the term, upon execution of a mutual general release he will receive a lump sum equal to one year of salary and bonus, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer's plan. If he is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for eighteen months unless he becomes eligible for coverage under another employer's plan.

Mr. Anderson resigned from the Audit Committee upon entering into his employment agreement. There are no family relationships between Mr. Anderson and any directors or executive officers of the company. Other than in his capacity as a director, he has not had a material interest in any transactions of the company since the beginning of the last fiscal year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

April 15, 2005	By:	/s/ Chuck Timpe

Name: Chuck Timpe
Title: Chief Financial Officer